LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 30, 1999

         The annual meeting of the stockholders of Littelfuse, Inc. (the "Company") will be held at the offices of the Company located at 800 East Northwest Highway, Des Plaines, Illinois, on Friday, April 30, 1999, at 9:00 a.m., local time, for the following purposes as described in the attached Proxy
Statement:

     1.   To  elect a Board of six  Directors;

     2. To approve and ratify the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year of the Company ending January 1, 2000;

     3. To approve an amendment to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. which provides that no individual will receive in any calendar year awards of options, restricted shares, units or rights for more than 100,000 shares of Common Stock of the Company;

and to transact such other business as may properly come before the annual meeting or any adjournment thereof.

         Stockholders of record of the Company at the close of business on March 12, 1999, will be entitled to vote at the meeting.

         PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.




                                                               Mary S. Muchoney
                                                                      Secretary
March 18, 1999

LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                 April 30, 1999

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's annual meeting of stockholders to be held on April 30, 1999.

         Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the annual meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the annual meeting or at any adjournment thereof.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person.

         The Company's annual report, including financial statements, was mailed to each stockholder on or about March 18, 1999. The financial statements contained in the Company's annual report are not deemed material to the exercise of prudent judgment in regard to the matters to be acted upon at the annual meeting and, therefore, are not incorporated by reference into this Proxy Statement. This Proxy Statement and form of proxy are first being mailed to stockholders on or about March 18, 1999.

         The Board of Directors recommends a vote FOR the election of all of the nominees for Director named in Proposal 1, a vote FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors as discussed in Proposal 2, and a vote FOR the approval of the amendment to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "1993 Stock Plan") as discussed in Proposal 3.


                                     VOTING

         Stockholders of record on the books of the Company at the close of business on March 12, 1999, will be entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Company's headquarters located at 800 East Northwest Highway, Des Plaines, Illinois 60016 or at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603. The Company had outstanding on March 12, 1999, 19,660,879 shares of its common stock, par value $.01 per share (the "Common Stock"), and warrants to purchase an additional 2,474,618 shares of Common Stock at a current exercise price of $4.18 per share. Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting. A warrant to purchase shares of Common Stock does not entitle the holder to vote at the meeting.

         The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as Directors of the Company, FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors, and FOR the approval of the amendment to the 1993 Stock Plan. In the event any nominee for Director is unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted in the discretion of the proxy holders.

         The Company's bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote "against" the proposal, while a broker non-vote will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of Ernst & Young LLP as independent auditors and the approval of the amendment to the 1993 Stock Plan. With respect to the election of Directors, the six nominees who receive the most votes at the meeting will be elected.

                   Ownership of Littelfuse, Inc. Common Stock

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 12, 1999, by each Director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all of the Directors and executive officers of the
Company as a group.


                                                                                     NUMBER OF SHARES OF
                                                                                         COMMON STOCK
                                                                                  BENEFICIALLY OWNED (1) (5)

NAME AND ADDRESS OF BENEFICIAL OWNER                                              SHARES              PERCENT
---------------------------------------------------------------------------

Ariel Capital Management, Inc.............................................           3,464,460         17.6%
     307 North Michigan Avenue
     Suite 500
     Chicago, Illinois  60601
---------------------------------------------------------------------------

Wellington Management Co. LLP ..............                                         1,751,600         8.9%
     75 State Street
     Boston, Massachusetts  02109
---------------------------------------------------------------------------

The Capital Group Companies, Inc.(3) .......                                         1,390,000         7.1%
     333 South Hope Street
     Los Angeles, California  90071
---------------------------------------------------------------------------

Stein Roe & Farnham Incorporated (2) .......                                         1,237,200         6.3%
     One South Wacker Drive
     Chicago, Illinois  60606-4685
---------------------------------------------------------------------------

Howard B. Witt............................................................             455,400         2.3%
---------------------------------------------------------------------------

John P. Driscoll..........................................................               2,291           *
---------------------------------------------------------------------------

Anthony Grillo............................................................              39,352           *
---------------------------------------------------------------------------

Bruce A. Karsh(4).........................................................             293,966         1.5%
---------------------------------------------------------------------------

John E. Major.............................................................              31,352           *
---------------------------------------------------------------------------

John J. Nevin.............................................................              57,352           *
---------------------------------------------------------------------------

William S. Barron.........................................................              74,200           *
---------------------------------------------------------------------------

David J. Krueger..........................................................              52,780           *
---------------------------------------------------------------------------

Lloyd J. Turner...........................................................              86,800           *
---------------------------------------------------------------------------

Kenneth R. Audino                                                                       56,800           *
---------------------------------------------------------------------------

Philip G. Franklin........................................................               2,400           *
---------------------------------------------------------------------------

All Directors and executive officers as a group (14 persons)..............           1,208,863            6.1%




         -------------------

     (1) The number of shares listed includes 560,920 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of March 12, 1999.

     (2) Includes 547,200 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable.

     (3) The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies. The investment management companies provide investment advisory advice and management services for their respective clients which include registered investment companies and institutional accounts. The shares reported herein are owned by accounts under the discretionary investment management of one or more of the investment management companies owned by The Capital Group Companies, Inc. The Capital Group Companies, Inc., does not have investment power or voting power over any of the securities reported herein; however, The Capital Group Companies, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Securities Exchange Act of 1934. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a wholly-owned subsidiary of The Capital Group Companies, Inc. is the beneficial owner of 1,390,000 shares of Common Stock as a result of acting as investment adviser to various investment companies. The remaining shares reported as being beneficially owned by The Capital Group Companies, Inc. are beneficially owned by other subsidiaries of The Capital Group Companies, Inc., none of which by itself owns 5% or more of the outstanding Common Stock. (4) Includes 14,000 shares of Common Stock held in an IRA and in trust for Mr. Karsh's children, and 14,230 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable. (5) Information concerning persons known to the Company to be beneficial owners of more than 5% of its Common Stock is based upon the most recently available reports furnished by such persons on Schedule 13G as filed with the Securities and Exchange Commission.

*      Indicates ownership of less than 1% of Common Stock.


             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, Directors and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended January 2, 1999, its executive officers, Directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its executive officers and Directors.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Six Directors are to be elected at the annual meeting to serve terms of one year or until their respective successors have been elected. The nominees for Director, all of whom are now serving as Directors of the Company, are listed below together with certain biographical information. Except as otherwise indicated, each nominee for Director has been engaged in his present principal occupation for at least the past five years.

         The Board of Directors recommends that the stockholders vote FOR the election of all of the nominees listed below as Directors.

         Howard B. Witt, age 58, has been a Director of the Company since November 1991 and President and Chief Executive Officer since December 1991. In May 1993, Mr. Witt was elected as the Chairman of the Board of the Company.
Prior to his appointment as President and Chief Executive Officer, Mr. Witt served in several other key management positions with the predecessor company of the Company ("Old Littelfuse"), including Operations Manager from March 1979 to January 1986, Vice President-Manufacturing Operations from January 1986 to January 1988, and Executive Vice President with full operating responsibilities for all U.S. activities from January 1988 to February 1990. Prior to joining Old Littelfuse, Mr. Witt was a division president of Keene Corporation from 1974 to 1979. Mr. Witt currently serves as a member of the Board of Directors of Franklin Electric Co., Inc. and Material Sciences Corporation and is a member of the Electronic Industries Association Board of Governors. He is also a director of the Artisan Mutual Fund.

     John P. Driscoll, age 63, was elected a Director of the Company by the Board of Directors on February 6, 1998. He is a member of the Compensation Committee. Mr. Driscoll is President of Jack Driscoll Enterprises, Inc., a management consulting firm. In June of 1998 Mr. Driscoll retired as Executive Vice President of Murata Electronics North America, Inc. where he was mostly recently responsible for corporate policy and strategy and oversaw government and industry relations. Mr. Driscoll joined Murata Electronics in 1979 as Vice President of Marketing and Sales. He was appointed Senior Vice President Marketing and Sales in 1985 and assumed the position of Executive Vice President in 1995. Previously, he was general manager of Worldwide Marketing for Sprague Electric Company, where he held a number of sales and marketing positions. Mr. Driscoll is a former Vice President, Components Group of the Electronic Industry Alliance, and a fourteen-year member of its Board of Governors.

     Anthony Grillo, age 43, is a partner of Joseph Littlejohn & Levy, Inc., a private equity firm. He has been a Director of the Company since December 1991 and is a member of the Audit Committee. Before joining Joseph Littlejohn & Levy, Inc. in 1999, Mr. Grillo was a Senior Managing Director of the Blackstone Group L.P., an investment banking firm which he joined in 1991. Mr. Grillo is a Director of Lancer Industries, Inc. and the Academy of Political Science.

     Bruce A. Karsh, age 43, has been a Director of the Company since December 1991. He is a member of the Compensation Committee. Mr. Karsh currently serves as President of Oaktree Capital Management, LLC, an investment management firm which he co-founded in 1995. Prior to that, Mr. Karsh established the TCW Special Credits group of funds at The TCW Group, Inc. and had primary portfolio management responsibility for their operation. Mr. Karsh resigned from TCW in 1995. Before joining TCW in 1987, he previously worked as Assistant to the Chairman of Sun Life Insurance Company and of SunAmerica Inc., its parent. Mr. Karsh currently serves as a member of the Board of Directors of Furniture Brands International and Triangle Pacific Corp.

         John E. Major, age 53, has been a Director of the Company since December 1991. He is a member of the Compensation Committee. Mr. Major is Chief Executive Officer of WirelessKnowledge, a privately held venture that has been initially funded by Microsoft, Inc. and QUALCOMM, Inc. Before joining WirelessKnowledge in 1998, Mr. Major was the Corporate Executive Vice President of QUALCOMM, Inc. and President of its CDMA Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served most recently as Senior Vice
President and Staff Chief Technical Officer at Motorola, Inc. Mr. Major currently serves on the Board of Directors Executive Committee for the
Telecommunications Industry Association (TIA) and is Chairman for the Electronics Industry Association (EIA). He also serves on the Board of Directors of Lennox Corporation. He serves on the Visitor's Board for the Software Engineering Institute of Carnegie Mellon and serves on the Computer Science and Telecommunications Board for the National Academy of Science. Additionally, he is on the Trustee's Council for the University of Rochester.

     John J. Nevin, age 72, has been a Director of the Company since December 1991. He is a member of the Audit Committee. Mr. Nevin was Chairman of the Board of Bridgestone/Firestone, Inc. from May 1, 1988, to December 31, 1989. Mr. Nevin joined The Firestone Tire & Rubber Company (predecessor of Bridgestone/Firestone, Inc.) on December 1, 1979, as President and Chief Operating Officer and was elected to its Board of Directors on February 9, 1980. He was named Chief Executive Officer on September 1, 1980, and was elected Chairman of the Board on February 2, 1981. Prior to joining The Firestone Tire & Rubber Company, Mr. Nevin held senior management positions with several major industrial corporations, including Chairman of the Board and Chief Executive Officer of Zenith Radio Corporation and Vice President of Marketing for Ford Motor Company. Mr. Nevin is a life trustee of Northwestern University.


ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS

         Compensation of Directors. Directors who are not employees of the Company are paid an annual Director's fee of $20,000, $800 for each of the four regularly scheduled Board meetings attended and $400 for attendance at any special teleconference Board meetings, plus reimbursement of reasonable expenses relating to attendance at meetings. No such fees are paid to Directors who are also full-time employees of the Company.

         Under the Littelfuse Deferred Compensation Plan for Non-employee Directors, a non-employee Director, at his election, may defer receipt of his Director's fees. Such deferred fees are used to purchase shares of Common Stock, and such shares and any distributions thereon are deposited with a third party trustee for the benefit of the Director until the Director ceases to be a Director of the Company. All non-employee Directors have elected to be compensated in Common Stock under the deferred compensation plan.

         The 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. provides for an annual grant to each non-employee Director of non-qualified stock options to purchase 5,000 shares of Common Stock. In 1998, each non-employee Director was granted an option to purchase 5,000 shares of Common Stock.

         Audit Committee. The Audit Committee consists of two non-employee Directors. It is the responsibility of the Audit Committee to (i) recommend each year to the Board of Directors independent auditors to audit the financial statements of the Company and its consolidated subsidiaries, (ii) review the scope of the audit plan, (iii) discuss with the auditors the results of the Company's annual audit and any related matters, and (iv) review transactions posing a potential conflict of interest among the Company and its Directors, officers and affiliates. The Audit Committee met two times in 1998. Members of the Audit Committee are Anthony Grillo and John J. Nevin.

         Compensation Committee. The Compensation Committee consists of three non-employee Directors. It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to compensation and benefit programs, including the stock-based plans, for Directors, officers and employees of the Company and its subsidiaries. The Compensation Committee met one time and acted by written unanimous consent two times in 1998. Members of the Compensation Committee are John P.
Driscoll, Bruce A. Karsh and John E. Major.

         Attendance at Meetings. The Board of Directors held five meetings during 1998. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.





                                 PROPOSAL NO. 2

                          APPROVAL AND RATIFICATION OF
                       APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to approval of the stockholders, the Board of Directors has appointed Ernst & Young LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending January 1, 2000. The stockholders will be asked at the meeting to approve and ratify such appointment. A representative of Ernst & Young LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders' questions.

         The Board of Directors recommends that the stockholders vote FOR the following resolution which will be presented at the meeting:

         RESOLVED: That the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year of the Company ending January 1, 2000, be approved and ratified.


                                 PROPOSAL NO. 3

                APPROVAL OF THE  AMENDMENT TO THE 1993 STOCK PLAN FOR  EMPLOYEES
                 AND DIRECTORS OF LITTELFUSE, INC.

         The Board of Directors recommends to the stockholders the approval of a proposed amendment to the 1993 Stock Plan which provides that no individual will receive in any calendar year awards of options, restricted shares, units or rights for more than 100,000 shares of Common Stock.

         The 1993 Stock Plan provides that the maximum aggregate number of shares of Common Stock respecting which awards of options, restricted shares, units or rights may be made from time to time under the 1993 Stock Plan is 1,800,000. There is currently no limit, however, respecting the amount of options, restricted shares, units or rights which may be granted to any one individual under the 1993 Stock Plan.

         All of the stock options which have heretofore been granted under the 1993 Stock Plan have been non-qualified options having an exercise equal to the fair market value of the Common Stock on the date of the grant. Consequently, when a holder of these stock options exercises these stock options and purchases Common Stock, the holder will be required to include the difference between the exercise price and the fair market value of the Common Stock at the time of exercise as ordinary income for Federal income tax purposes.

         Section 162(m) of the Internal Revenue Code ("Section 162(m)") provides that public companies such as the Company may not take a deduction for Federal income tax purposes for certain compensation paid to its chief executive officer and its next four most highly compensated officers in excess of $1,000,000 per tax year. Included in calculating the $1,000,000 deduction limitation would be salary, bonus and the gain realized by the officer upon the exercise of his or her non-qualified stock options under the 1993 Stock Plan unless the 1993 Stock Plan meets certain requirements described in Section 162(m).

         The 1993 Stock Plan currently meets all but one of the  requirements of
Section 162(m) for purposes of excluding from the $1,000,000 deduction limitation the amount of gain recognized by the Company's officers upon the exercise of their stock options. The 1993 Stock Plan does not provide for a maximum number of shares of Common Stock with respect to which stock options or rights may be granted to any one individual during a specified period. Therefore, in order to allow the Company to be able to deduct for Federal income tax purposes the full amount of any gain which is realized by its chief executive officer and its next four most highly compensated officers upon the exercise of their non-qualified stock options under the 1993 Stock Plan, the Board of Directors is proposing to amend the 1993 Stock Plan to provide that no individual will receive in any calendar year awards of options, restricted shares, units or rights for more than 100,000 shares of Common Stock. In order for this proposed amendment to have the effect of excluding gain from the exercise of non-qualified stock options granted under the 1993 Stock Plan from the $1,000,000 deduction limitation imposed by Section 162(m), this amendment must be approved by the Company's stockholders.

         The major provisions of the 1993 Stock Plan relating to stock options and the proposed amendment are described below:

          Term. The 1993 Stock Plan became effective as of February 12, 1993, and has no fixed expiration date.

         Administration. The 1993 Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee") comprised of non-employee Directors, which has the exclusive authority to make awards under the 1993 Stock Plan and all interpretations and determinations affecting the 1993 Stock Plan.

         Participation. Participation in the 1993 Stock Plan is limited to officers and other key employees of the Company and its subsidiaries ("Employees") who are selected from time to time by the Compensation Committee and to non-employee Directors. Employees who are participants in the 1993 Stock Plan are also eligible to participate in any other incentive plan of the Company.

         Shares Available for Awards. Currently, no more than 1,800,000 shares may be issued in the aggregate under the 1993 Stock Plan (subject to adjustment as described below for stock splits, stock dividends, recapitalizations, mergers and the like), but there is no limit on the number of shares of Common Stock respecting which, options, restricted shares, units or rights may be granted to an individual under the 1993 Stock Plan. The proposed amendment would impose a 100,000 shares per calendar year limit for each individual. Currently, there are 517,340 shares of Common Stock available for the grant of options, restricted shares, units or rights under the 1993 Stock Plan.

         Annual Grant of Stock Options to Non-employee Directors. Currently, each non-employee Director is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock, which option shall be granted on the date of the first meeting of the Board of Directors of the Company following each annual meeting of the stockholders of the Company ("Annual Non-employee Director Stock Options"). All of the incumbent non-employee Directors received in 1998 a grant of an option to purchase 5,000 shares of Common Stock. The number of Annual Non-employee Director Stock Options to be granted as of the date of any such meeting of the Board of Directors will be proportionately adjusted to reflect any stock splits, stock dividends, recapitalizations or similar transactions causing an increase or decrease in the number of issued and outstanding shares of Common Stock which have occurred since the date of the most recent grant of Annual Non-employee Director Stock Options. Any non-employee Director may waive his or her right to be granted Annual
Non-employee Director Stock Options. In the event that the granting of any Annual Non-employee Director Stock Options would cause the 1,800,000 share limitation of the 1993 Stock Plan to be exceeded, the total number of Annual Non-employee Director Stock Options then to be granted will be reduced to a number which would cause the share limitation not to be exceeded and the amount of non-qualified options to be granted to each non-employee Director who has not waived his or her right to receive Annual non-employee Director Stock Options will be proportionately reduced.

         Stock Options. With respect to stock options granted to employees of the company, the compensation Committee has discretion to determine the exercise price of each stock option, the term of each stock option, the persons to whom, and the time or times at which, options shall be granted, and the number of shares of Common Stock to be covered by each stock option, except that no stock option can have a term exceeding ten years from the date of grant and the exercise price respecting incentive stock options shall not be less than 100% of the fair market value on the date the incentive stock option is granted. The terms of non-qualified stock options granted to Non-employee Directors (including the terms of the Annual non-employee Director Stock Options), the exercise price for shares purchasable under such options and the date such options become exercisable are determined pursuant to the formula provision of the 1993 Stock Plan. However, each option granted either to an employee or non-employee Director will become exercisable in full at the earliest of the death, retirement or total disability of the option holder or a Change in Control (as defined in the 1993 Stock Plan) of the Company. Each option shall be exercisable in full or in part, subject to certain requirements in the 1993 Stock Plan, by payment of the exercise price in cash or already owned shares for the number of shares to be purchased or as otherwise permitted by the Compensation Committee pursuant to the provisions of the 1993 Stock Plan.

         Adjustments. The Compensation Committee may, in the event of any stock dividend, stock split, recapitalization, merger, consolidation or other change in the capitalization of the Company or similar corporate transaction or event affecting the Common Stock, in such manner as it deems equitable, adjust, among other things, (i) the maximum number of shares that may be issued under the 1993 Stock Plan; (ii) the number and class of shares that may be subject to stock options, restricted shares or restricted units that have not been issued; (iii) the exercise price to be paid for unexercised stock options; and (iv) the share value used to determine the amount or value of any award under the 1993 Stock Plan.

         Termination and Amendment. The Board of Directors may suspend, modify or amend the 1993 Stock Plan at any time. The Board of Directors may also terminate the 1993 Stock Plan, but the terms of the 1993 Stock Plan will continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the 1993 Stock Plan may adversely affect the rights of an employee or non-employee Director under previously granted awards.


FEDERAL INCOME TAX CONSEQUENCES

         Although incentive stock options may be granted under the 1993 Stock Plan, all of the stock options which have been granted have been non-qualified stock options. Under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), no tax will be payable by the recipient of a non-qualified option at the time of grant. Upon exercise of a non-qualified option, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total exercise price of such shares will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. Provided the proposed amendment is approved, and provided the exercise price of the non-qualified options granted under the 1993 Stock Plan is greater than or equal to the fair market value of the Common Stock on the date the non-qualified options are granted, the Company will be entitled to deduct for Federal income tax purposes the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which non-qualified options granted under the 1993 Stock Plan are exercised exceeds the total exercise price.


PLAN BENEFITS TABLE

         The number of shares of Common Stock which the executive officers of the Company will be granted options to purchase under the 1993 Stock Plan in the future and the dollar value of such options cannot currently be determined. The number of shares of Common Stock which the executive officers of the Company were granted options to purchase under the 1993 Stock Plan in the 1998 fiscal year and the exercise price of such options are disclosed in the "Option/SAR Grants in Last Fiscal Year" table under "COMPENSATION OF EXECUTIVE OFFICERS" herein. In the 1998 fiscal year, all executive officers as a group received options to purchase aggregate of 140,500 shares of Common Stock at an average exercise price of $25.25 per share, Directors who are not executive officers as a group received options to purchase an aggregate of 25,000 shares of Common Stock at an average exercise price of $25.25 per share, and all employees, including all current officers who are not executive officers, as a group received options to purchase an aggregate of 148,000 shares of Common Stock at an average exercise price of $23.25 per share. Based upon the average of the high and low "sales" price of shares of the Common Stock as reported on The Nasdaq Stock Market on December 31, 1998, the fair market value of all of these options was on that date.

         The Board of Directors recommends a vote FOR the following resolution which will be presented at the annual meeting:

               RESOLVED: That the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. be amended by adding the following sentence after the first sentence in Section 2b. of the 1993 Stock Plan:

                           "The  maximum  aggregate  number  of shares of Common
                  Stock as to which awards of options, restricted shares, units or rights may be made to any one individual during any calendar year shall be 100,000."




                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received by the Chief Executive Officer, each of the other four most highly compensated executive officers and one former executive officer of the Company (the "named executive officers") for the last three (3) fiscal years.


                           SUMMARY COMPENSATION TABLE






                                                                           LONG TERM COMPENSATION AWARDS
                                               ANNUAL COMPENSATION
 NAME AND PRINCIPAL POSITION       YEAR     SALARY($)(1)    BONUS($)(2)   RESTRICTED STOCK     SECURITIES        ALL OTHER
                                                                           AWARDS ($) (3)      UNDERLYING    COMPENSATION($) (4)
                                                                                                OPTIONS/
                                                                                                 SARS(#)
----------------------------------
                                                                                                 60,000
 ...................Howard B. Witt  1998         400,000        50,000                            50,000          131,035
Chairman of the Board,             1997         370,000       180,000              775,700       44,000           95,042
President and                      1996         310,000       147,731                                             62,114
Chief Executive Officer
----------------------------------
                                                                                                 20,000
 ................William S. Barron  1998         175,000         9,700                            12,000           19,566
Vice President                     1997         153,000        60,877              251,900       10,000            8,877
                                   1996         141,000        45,470                                              4,811
----------------------------------
                                                                                                  2,500
 .................David J. Krueger  1998         155,000        10,200                            10,000           22,333
Vice President                     1997         145,500        52,193              251,900       10,000           19,425
                                   1996         141,000        45,931                                             17,321
----------------------------------
                                                                                                 12,000
 ..................Lloyd J. Turner  1998         155,000        29,700                            10,000            7,872
Vice President                     1997         137,000        39,544              251,900       10,000            4,897
                                   1996         124,000        44,628                                              4,823
----------------------------------
                                                                                                 12,000
 ................Kenneth R. Audino  1998         133,000        11,300                             8,000            3,218
Vice President                     1997         115,500        49,885              251,900        8,000            1,908
                                   1996         106,000        23,256                                              1,889
----------------------------------
                                                                                                 20,000
 ................James F. Brace(5)  1998         128,750        16,700                            12,000            5,382
Vice President, Treasurer and      1997         159,500        50,058              251,900       12,000            5,121
Chief Financial Officer            1996         154,000        60,851                                              4,890




(1) Mr. Witt's salary increases have historically become effective on January 1 of each year. The salary increases of Messrs. Audino, Brace, Barron, Krueger and Turner have historically become effective on July 1 of each year.

(2) The amounts disclosed in this column are awards under the Company's Annual Incentive Compensation Program.

(3) In 1997, the Compensation Committee granted restricted shares awards under the 1993 Stock Plan to Mr. Witt for 30,000 shares of Common Stock and to each of Messrs. Audino, Barron, Krueger, Turner and Brace for 10,000 shares of Common stock. The restricted shares subject to such awards had values listed in the table based upon a $25.19 share average of the high and low "sales" price of Common Stock as reported on The Nasdaq Stock Market on January 2, 1998. These restricted shares awards were subject to the Company attaining certain financial performance goals relating to return on net tangible assets and earnings before interest, taxes, depreciation and amortization during the three-year period ending January 2, 1999. Since these financial performance goals were not attained by the Company, however, these restricted shares awards have terminated and no restricted shares will be issued and no cash payments will be made pursuant to these awards.

(4) The amounts disclosed in this column represent the compensation value to the named executive officers of life insurance premiums paid by the Company for life insurance policies on the lives of Messrs. Witt, Brace, Barron, Krueger and Turner. The amounts also include the amount representing total imputed interest from interest-free loans obtained by the individuals from the Company pursuant to the Littelfuse Executive Loan Program in fiscal 1996, 1997 and 1998. Total imputed interest for each of Messrs. Witt, Brace, Barron, Krueger and Turner was $54,104, $2,171, $2,317, $13,074 and $2,623, respectively, in fiscal 1996;
$86,582, $2,447, $4,889, $13,874 and $2,623,  respectively,  in fiscal 1997; and
$117,505, $3,468, $15,201, $16,384 and $3,058, respectively, in fiscal 1998. (5)
Mr. Brace served as the Company's Vice President, Treasurer and Chief Financial Officer until September 25, 1998.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants in fiscal 1998 to the named executive officers.


                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF STOCK
                                                                                                   PRICE APPRECIATION FOR
                                                    INDIVIDUAL GRANTS                                  OPTION TERM(1)
                                                 PERCENTAGE
                                NUMBER OF         OF TOTAL
                                SECURITIES      OPTIONS/SARS
                                UNDERLYING       GRANTED TO       EXERCISE
                               OPTIONS/SARS     EMPLOYEES IN        PRICE       EXPIRATION
           NAME                 GRANTED(#)     FISCAL YEAR(2)     ($/SHARE)       DATE(3)          5%($)            10%($)
----------------------------

Howard B. Witt                    60,000            19.1%            25.25       5/01/2013        1,634,565         4,813,521
----------------------------
William S. Barron                 20,000             6.4%
                                                                     25.25       5/01/2013          544,855         1,604,507
----------------------------
David J. Krueger                   2,500             0.8%
                                                                     25.25       5/01/2013           68,106           200,563
----------------------------
Lloyd J. Turner                   12,000             3.8%
                                                                     25.25       5/01/2013          326,913           962,704
----------------------------
Kenneth R. Audino                 12,000             3.8%
                                                                     25.25       5/01/2013          326,913           962,704
----------------------------
James F. Brace(4)                 20,000             6.4%
                                                                     25.25      12/25/1998                0                 0


(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company granted options representing 313,500 shares to employees in fiscal 1998.

(3) The options become exercisable in 20% increments on May 1, 1999-2003. The options expire 10 years after the date they become exercisable. The expiration date shown is the expiration date of the options which will become exercisable on May 1, 1999.

(4) Mr. Brace served as the Company's Vice President, Treasurer and Chief Financial Officer until September 25, 1998.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table provides  information on option exercises in fiscal
1998 by the named executive officers and the value of such officers' unexercised options at January 2, 1999.


                             SHARES                             NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                           ACQUIRED ON                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS/SARS AT
                            EXERCISE     VALUE REALIZED            OPTIONS/SARS AT                  JANUARY 2, 1999($)(2)
                                                                JANUARY 2, 1999(#)(1)
          NAME                 (#)           ($)(3)        EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
--------------------------

Howard B. Witt.......            45,000          770,648         196,300           152,000           1,746,437           101,893
--------------------------
William S. Barron........     10,000          200,625          39,800            41,200             323,545            21,486
--------------------------
David J. Krueger.........     20,000          300,221          26,400            22,100             138,329            21,486
--------------------------
Lloyd J. Turner........           2,500           36,406          59,300            31,600             624,481            21,486
--------------------------
Kenneth R. Audino....              0                0          35,400            27,600             331,275            16,576
--------------------------
James F. Brace.......            35,000          453,273               0                 0                   0                 0


(1) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year-end and multiplying the result by the number of in-the-money options held. There is no guarantee that if and when these options are exercised they will have this value. Fair market value was calculated based on the average high and low "sales" price of shares of the Common Stock as reported on The Nasdaq Stock Market on December 31, 1998 ($18.81).

(3) Market value of underlying securities at exercise date (closing price as reported on The Nasdaq Stock Market on exercise date), minus the exercise price of in-the-money options.


EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL EMPLOYMENT AGREEMENTS ENTERED INTO WITH EXECUTIVE OFFICERS

         The Company entered into an Employment Agreement dated September 1, 1996, with Howard B. Witt, the Chairman, President and Chief Executive Officer of the Company. This Employment Agreement has a five-year term and provides that Mr. Witt will receive an annual salary of no less than $310,000 plus bonuses to be determined from time to time by the Board of Directors of the Company. To the extent he is otherwise eligible, Mr. Witt will participate in and receive the benefits of any and all stock options, pension, retirement, vacation, profit sharing, health, disability insurance and other benefits, plans, programs and policies maintained by the Company from time to time. The Employment Agreement provides that during the term of the Employment Agreement, but subject to election and removal by the Board of Directors of the Company in its sole discretion, Mr. Witt will serve as Chairman, President and Chief Executive Officer of the Company.

         The Employment Agreement provides for termination of Mr. Witt for Cause (as defined therein). In the event that the Company were to terminate Mr. Witt's employment without Cause, he would continue to be paid the compensation he would otherwise have earned for the remaining balance of the term of the Employment Agreement. Additionally, any of his unvested stock options would immediately vest upon such a termination of his employment. Mr. Witt has agreed that, in the event he were to terminate his employment with the Company in violation of the terms of the Employment Agreement or the Company terminates his employment for Cause, he will not compete with the Company for a period of two years thereafter. If the Employment Agreement expires and is not renewed after its initial five-year term, Mr. Witt has agreed that he will not compete with the Company for a period of one year thereafter.

         The Company entered into Change of Control Employment Agreements dated September 1, 1996, with Howard B. Witt, Kenneth R. Audino, William S. Barron, David J. Krueger and Lloyd J. Turner and dated January 4, 1999, with Philip G. Franklin. These Change of Control Employment Agreements are designed to provide these individuals with certain employment and compensation protection in the event that there was a Change of Control (as defined therein) respecting the Company at any time prior to September 2, 2001. If such a Change of Control were to occur and Mr. Witt's employment with the Company was terminated at any time during the three-year period thereafter, or any of the other individual's employment with the Company was terminated at any time during the two-year period thereafter, other than for Cause (as defined therein), or if during these time periods any of these individuals were to terminate their employment for Good Reason (as defined therein), then the Company would be obligated to make certain payments to or for the benefit of these individuals.

         In the case of Mr. Witt, the Company would pay him his compensation which had accrued prior to the date of termination, including an annualized bonus, plus an amount equal to the product of three times the sum of Mr. Witt's annual base salary plus bonus. Additionally, the Company would contribute on behalf of Mr. Witt to the Company's Supplemental Executive Retirement Plan (the "SERP") an amount equal to the amount which would have been credited to Mr. Witt's account under the SERP if Mr. Witt had continued in the employment of the Company for an additional three years after the date of termination. Additionally, Mr. Witt's SERP account balance would no longer be subject to forfeiture in the event he were to be employed by a competitor of the Company. Mr. Witt and his family would also be provided with medical insurance benefits until he reaches the age of 62.

         In the event that any payments received by Mr. Witt upon a Change of Control would require him to pay the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the Company would make an additional payment to Mr. Witt in an amount such that, after payment by Mr. Witt of such excise tax, Mr. Witt would retain the same amount of the payments made by the Company to him which he would have retained if he had not paid the excise tax.

         With respect to the other individuals, under their Change of Control Employment Agreements they will be paid their accrued compensation and annualized bonus, and will receive an amount equal to two times the sum of their annual salary plus bonus, two additional years of crediting under the SERP and two years of continuing medical insurance benefits. They will also receive the tax "gross-up" payment described above. Additionally, if any individual were to terminate his employment with the Company for Good Reason (as defined in the Change of Control Employment Agreement) or be terminated by the Company other than for Cause (as defined in the Change of Control Employment Agreement) during the two-year period following a Change of Control, the individual's account balance under the SERP would not be subject to forfeiture in the event he were to work for a competitor of the Company within two years after his date of termination.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee administers the Company's executive cash and benefits compensation program.

         The goals of the Company's integrated executive compensation program are to: 1. Pay competitively to attract, retain and motivate a high-quality senior management team; 2. Link annual salary increases to the attainment by each executive officer of individual performance objectives; 3. Tie individual incentive cash compensation to Company and individual performance goals; and 4. Align executive officers' financial interests with stockholder value.

         As one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive officer's exercise of stock options (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the control of the Compensation Committee may also affect the deductibility of compensation, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Compensation Committee will consider various alternatives (such as the one described in Proposal 3 of this Proxy Statement) to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with the Company's other compensation goals.


SALARIES

         The Compensation Committee's determination of each executive officer's base salary is designed to accomplish two goals. The first goal is to pay executive officers competitively to attract, retain and motivate a high-quality senior management team. The second goal is to link annual salary increases to the attainment by each executive officer of individual performance objectives. The base salary of each executive officer is targeted to be within a range of 80% to 120% of the average base salary received by executive officers in similar positions with manufacturing companies having comparable annual sales.

         In determining the base salary to be paid to each executive officer other than the Chief Executive Officer (the "Other Executive Officers"), the Compensation Committee reviews recommendations prepared by the Chief Executive Officer. These recommendations are based, in part, on the executive compensation guidelines prepared by an outside compensation consultant previously selected by the outside Director members of the Compensation Committee as part of an executive compensation review. This review included a survey of the base salaries received by executive officers in similar positions in manufacturing companies having annual sales between $100 million and $250 million and in manufacturing companies which the outside consultant and management determined to be the Company's competitors. These recommendations are also based on the executive officer's attainment of individual performance objectives. After consultation with the Chief Executive Officer, the Compensation Committee reviews the recommendations and the supporting executive compensation review. The Compensation Committee then determines the annual base salary of each of the Other Executive Officers. The determination of the Chief Executive Officer's annual base salary is specifically discussed below.


ANNUAL INCENTIVE COMPENSATION PROGRAM

         The Annual Incentive Compensation Program is designed to accomplish the goal of tying incentive cash compensation to Company and individual performance goals. The Compensation Committee annually approves the Annual Incentive Compensation Program and, after consultation with the Chief Executive Officer, delegates the administration of the program as it relates to the Other Executive Officers to the Chief Executive Officer. The Compensation Committee administers the program as it relates to the Chief Executive Officer.

         The Chief Executive Officer establishes a target and a maximum amount that may be awarded to each of the Other Executive Officers as an annual incentive compensation award. The target and maximum amounts established for each of the other Executive Officers are percentages of such executive officer's base salary. These amounts are established by the Chief Executive Officer based on the executive compensation guidelines prepared by the outside compensation consultant. In determining each of the Other Executive Officers' total award, Company performance is determined based on the achievement by the Company of specified levels of sales, earnings before interest, taxes, depreciation and amortization ("EBITDA") and cash flow while individual performance is determined based on each of the Other Executive Officers' achievement of specified performance objectives. In determining each of the Other Executive Officers' target amount, the specified levels of sales, EBITDA and cash flow which determine Company performance are the budgeted amounts for the coming fiscal year. In determining each of the Other Executive Officers' total award, the measures of Company performance are weighted to reflect the executive officer's responsibilities while individual performance is weighted equally for all executive officers.

         Prior to the beginning of each fiscal year, the Chief Executive Officer and the Chief Financial Officer of the Company (the "Chief Financial Officer"):
(1) establish the target and maximum amount of each of the Other Executive Officers' total award; (2) determine Company performance goals by specifying the levels of achievement for sales, EBITDA and cash flow; (3) after individual input, determine individual performance goals by specifying each of the Other Executive Officers' performance objectives; and (4) assign the relative weight to each component of Company performance and to individual performance. At the end of each fiscal year, the amount of the total award paid to each of the Other Executive Officers is determined based on Company and individual performance using the mathematical formula previously established by the Chief Executive Officer and the Chief Financial Officer under the program. The determination of whether each of the Other Executive Officers achieved his or her specified performance objectives is made by the Chief Executive Officer after consulting with the Compensation Committee. The Compensation Committee, in administering the Annual Incentive Compensation Program as it relates to the Chief Executive Officer, makes all of the determinations described above with respect to the Chief Executive Officer.


STOCK OPTIONS

         Prior to April 25, 1997, the stock-based compensation programs of the Company were administered by the Stock Option Committee of the Board of Directors (the "Stock Option Committee"). On April 25, 1997, the Board of Directors decided to transfer these duties to the Compensation Committee.

         The granting of stock options by the Compensation Committee is designed to accomplish the goal of aligning the financial interests of executive officers with stockholder value. The number of stock options granted to executive officers is determined by the executive officer's position and responsibilities. Grants of stock options are intended to recognize different levels of contribution to the achievement by the Company of its performance goals as well as different levels of responsibility and experience as indicated by each executive officer's position. Generally, all stock options granted to executive officers have been granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.

         Following the completion of the reorganization, the Stock Option Committee approved a one-time grant of a significant number of stock options to each executive officer in January 1992. In approving these grants, the Stock Option Committee noted that the use of one-time grants of a significant number of stock options to executive officers of companies emerging from reorganization is common and that the executive officers would receive no value from the grants unless the Common Stock increased in value. The Stock Option Committee determined that this one-time grant of a significant number of stock options would clearly align executive officers' financial interests with stockholder value and provide the senior management team with additional incentive to maximize stockholder value as the Company emerged from the reorganization. Accordingly, the Stock Option Committee determined that the 1992 one-time grants were appropriate and in the best interests of the Company and its stockholders.

         The Stock Option Committee granted significantly less stock options to executive officers in the years following 1992. The Stock Option Committee believed, and the Compensation Committee believes, that the number of stock options granted in future years should generally remain consistent from year to year because the value produced to the executive officer only occurs when the Common Stock increases in value after the date of grant. This closely links a significant portion of executive officer compensation to benefits produced for all stockholders.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Compensation Committee increased Mr. Witt's 1998 base salary from his 1997 base salary due to his performance as Chief Executive Officer and the relationship of his compensation to the compensation of chief executive officers of peer group companies. This increase was based, in part, on Mr. Witt's attainment of individual performance objectives.

         Mr. Witt's total award under the Annual Incentive Compensation Program was determined based on Company and individual performance using the mathematical formula established under the program by the Compensation Committee prior to the beginning of the 1998 fiscal year.

         The Compensation Committee in 1998 granted Mr. Witt options to purchase 60,000 shares of Common Stock. The number of stock options granted to Mr. Witt reflects the Compensation Committee's recognition of the performance of his duties as the Chief Executive Officer.


                                  COMPENSATION
                                    COMMITTEE


                                John P. Driscoll
                                 Bruce A. Karsh
                                  John E. Major

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the preceding reports and the Performance Graph included in "Company Performance" shall not be incorporated by reference into any such filings.


COMPANY PERFORMANCE

         The following graph compares the five-year cumulative total return on the Common Stock to the five-year cumulative total returns on the NASDAQ Non-Financial Index, the S&P MidCap 400 Index and the Russell 2000 Index. The Company has included the Russell 2000 Index for the first time. In future years, the Company will not include the S&P MidCap 400 Index but rather will use the Russell 2000 Index for its peer group. The Company no longer believes that the S&P MidCap 400 Index is an appropriate peer group measure because the capitalization of companies included therein are larger than the Company. The Company does not include a peer group because it does not believe it can construct a peer group of companies that it competes with because most of such entities are either privately-held or comprise a division of a much larger entity. As a result, the Company has determined that a group of companies with similar market capitalization is an appropriate peer group and has selected the Russell 2000 Index for such purpose.


----------------------------------------------------------------------------------------
                                     1993      1994     1995      1996    1997     1998
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Littelfuse, Inc.                     $100     $ 115     $144     $ 190    $200     $151
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
NASDAQ Non-Financial                 $100      $ 96     $134     $ 163    $191     $280
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
S&P Midcap 400                       $100      $ 85     $111     $ 132    $175     $208
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Russell 2000                         $100      $ 97     $122     $ 140    $169     $163
----------------------------------------------------------------------------------------



         In the case of the NASDAQ Non-Financial Index, the S&P MidCap 400 Index and the Russell 2000 Index, a $100 investment made on December 31, 1993, and reinvestment of all dividends are assumed. In the case of the Company, a $100 investment made on December 31, 1993, is assumed (the Company paid no dividends in 1994, 1995, 1996, 1997 or 1998). Returns are at December 31 of each year, with the exception of 1996, 1997 and 1998 for the Company, which are at December 28, 1996, January 3, 1998, and January 2, 1999, respectively.


PENSION PLAN TABLE

         The Company has two non-contributory defined benefit retirement plans in which the named executive officers participate. One of these plans is qualified under the applicable provisions of the Internal Revenue Code (the "Qualified Plan"), and the other is a non-qualified Supplemental Executive Retirement Plan ("SERP"). The total annual combined pension benefits payable under the Qualified Plan and SERP to the named executive officers are determined on the basis of a final five-year average annual compensation formula.

         The compensation covered by the retirement plans for each of the named executive officers is the sum of the amounts reported in the salary and bonus columns of the Summary Compensation Table. The table shows the total combined annual pension benefits payable under the current provisions of both retirement plans assuming retirement of an employee who has continued employment to age 62.


 FINAL AVERAGE                                               YEARS OF SERVICE
  COMPENSATION             10              15               20               25               30               35
--------------------



$  125,000.........     $ 60,562        $ 74,104         $ 74,104         $ 74,104         $ 74,104         $ 74,104
--------------------
   150,000.........       74,104          90,354           90,354           90,354           90,354           90,354
--------------------
   175,000.........       87,645         106,604          106,604          106,604          106,604          106,604
--------------------
   200,000.........      101,187         122,854          122,854          122,854          122,854          122,854
--------------------
   225,000.........      114,729         139,104          139,104          139,104          139,104          139,104
--------------------
   250,000.........      128,270         155,354          155,354          155,354          155,354          155,354
--------------------
   300,000.........      155,353         187,854          187,854          187,854          187,854          187,854
--------------------
   400,000.........      209,520         252,854          252,854          252,854          252,854          252,854
--------------------
   500,000.........      263,686         317,854          317,854          317,854          317,854          317,854
--------------------


(1) Payable in the normal form of payment which is a single life annuity for a single person (if a person is married, the form of payment is joint and 50% to surviving spouse). For 1999, the maximum annual social security payment at age 62 for a single person is $14,292. The formula under the SERP is offset for one-half of the $14,292.

(2) Maximum normal retirement benefit is earned after 12 years of service. Under an alternative form, payments from the SERP can be guaranteed over 10 years.

         The years of service (in nearest years) as of December 31, 1998, for the named executive officers are as follows: Messrs. Witt, 20 years; Franklin, 0 years; Barron, 8 years; Krueger, 17 years; and Turner, 10 years.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Messrs. Driscoll, Karsh and Major, none of whom are employees of the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1995, the Board of Directors of the Company adopted the Littelfuse Executive Loan Program to provide interest-free loans to management for the purpose of enabling them to exercise their Company stock options and pay the resulting income taxes. Pursuant to this Program, Mr. Witt has obtained interest-free loans from the Company in the aggregate amount of $2,054,289. The amount of the loan obtained by Mr. Witt in 1998 was $514,235. Imputed interest on such loans for fiscal 1998 was $117,505. Funds obtained from such loans were used by Mr. Witt to exercise Company stock options and to pay income taxes arising from such exercise. In addition to Mr. Witt's loans, Mr. Krueger, Mr. Barron and Mr. Turner, have each obtained interest-free loans from the Company pursuant to the Littelfuse Executive Loan Program totaling $333,068, $260,058 and $67,398 respectively. Imputed interest on such loans totaled $16,384, $15,201 and $3,058 respectively, for fiscal 1998. No other executive officer of the Company has obtained loans in excess of $60,000 pursuant to the Littelfuse Executive Loan Program. In addition to Mr. Witt, one other member of management also obtained an interest-free loan pursuant to the Littelfuse Executive Loan Program during fiscal 1998, which was less than $60,000. Each of the aforementioned executive officers used such funds to exercise Company stock options and to pay income taxes arising from such exercise.

         Except as described above, the Company is not a party to any other material transactions of the type required to be described herein.


                              STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be presented at the 2000 annual meeting of the Company's stockholders must be received at the principal executive offices of the Company by November 19, 1999, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

         The Company's bylaws require that in order to nominate persons to the Company's Board of Directors or to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to the secretary of the Company, which notice must be delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided that in the event that the date of the annual meeting to which such stockholder's notice relates is more than 30 days before or more than 60 days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The stockholder's notice must contain detailed information specified in the Company's bylaws. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's proxy statement for the Company's 2000 annual meeting of the Company's stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

                                           By order of the Board of Directors,





                                                               Mary S. Muchoney
                                                                     Secretary

March 18, 1999

PROXY    _________                  LITTELFUSE, INC.

         _________         Proxy Card for Annual Meeting on April 30, 1999

         The undersigned hereby appoints Philip G. Franklin and Mary S. Muchoney, jointly and severally, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company located at 800 East Northwest Highway, Des Plaines, Illinois, on Friday April 30, 1999, at 9:00 a.m. local time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

     (1) Election of six nominees to the Board of Directors to serve terms of one year or until their successors are elected.

  FOR all nominees listed below                         WITHHOLD  AUTHORITY
(Except as marked to the contrary below)   to vote for all nominees listed below

Howard B. Witt, John P. Driscoll, Anthony Grillo, Bruce A. Karsh, John E. Major and John J. Nevin

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name)

         (2) Approval and ratification of the Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 1, 2000.


           FOR              AGAINST                       ABSTAIN

     (3) Approval of the proposed amendment to the 1993 Stock Plan for the Employees and Directors of Littelfuse, Inc. which provides that no individual will receive in any calendar year awards of options, restricted shares, units or rights for more than 100,000 shares of Common Stock of the Company.

           FOR              AGAINST                       ABSTAIN

         The Board of Directors unanimously recommends a vote "FOR" these proposals.

         This Proxy is solicited by the Board of Directors of the Company.

                           (continued, and to be signed on the other side)

 Account                            No. of Shares                      Proxy No.


                  This proxy will be voted as directed, or if no instructions are given, it will be voted "FOR" election of all nominees as Directors of the Company, "FOR" approval and ratification of the appointment of independent auditors, "FOR" approval of the proposed amendment to the 1993 Stock Plan for the Employees and Directors of Littelfuse, Inc., and in the discretion of the named proxies upon such other matters as may properly come before the Annual Meeting or an adjournment thereof.


                                       Dated: _______________________, 1999


-------------------------------------------
         (Signature)


-------------------------------------------
         (Signature)

Please sign exactly as name appears on stock certificate(s). Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

                      Please vote, sign, date and return this proxy promptly.